UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2014

EMPIRICAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52766	27-0143340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lake Bellevue Drive, Suite 100 Bellevue WA.
(Address of principal executive offices)

425-256-3902
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

            On November 28, 2013, we entered into a Memorandum of Understanding with Psitech Corporation to obtain an exclusive license for the use of Psitech's proprietary Mobile Marketing Platform called Go-Page, in North America.

           On February 11, 2014, we entered into a exclusive license agreement with PsiTech Corporation and on March 6, 2014 entered into an amended license agreement with Psitech, and on March 27, 2014 the License Agreement was subsequently amended for the use of Psitech's proprietary Mobile Marketing Platform  called Go-Page, in North America (the “License Agreement”).  In consideration of the licenses granted and other undertakings by Licensor hereunder, Licensee shall pay Licensor a License Fee in the amount of two hundred thousand dollars (US$200,000) and following the effectiveness of the reverse split of our common stock20,000,000 restricted common shares (“License Fee”).  The License Fee shall be due and payable as follows:

$50,000 upon signing the Memorandum of Understanding (“MOU”) between the Parties (provided, however, that Licensor hereby acknowledges receipt of this portion of the License Fee);$50,000 upon signing of the  License Agreement; and  $100,000 upon on or before September 30, 2014,with closing to occur on or before May 31, 2014. To date, we have paid $100,000 of these obligations.

The License Fees are non-cancellable and non-refundable. In addition to the License Fee payable in accordance with, Licensee shall pay a royalty (“Royalty”) to Licensor according to the following schedule (“Royalty Schedule”):

Subscribers	Royalty Payable as Percentage of Gross Revenue
0 – 5000	6.25%
5001 – 7500	6.75%
7501 – 10,000	7.00%
10,001 – 15,000	8.00%
15,001 – 20,000	8.50%
20,001 – 25,000	9.25%
25,001+	9.75%

Reports and Payment

              Not later than the fifteenth (15th) calendar day of each calendar quarter (or the first business day thereafter), Licensee shall deliver to Licensor (i) a report accurately showing Gross Revenues of the Licensee for the previous quarter, the number of Subscribers on the last day of such previous quarter and the amount of Royalties due thereon, and (ii) payment of the Royalties payable for such previous quarterly based on the Subscriber information as reflected in the report.  All payments under this Agreement shall be made in US dollars.

On April 29, 2014, we entered into an addendum to the Amended License Agreement to clarify certain items  of  interest as it pertains to the Amended License Agreement entered into by PsiTech Corporaration and Empirical Ventures , Inc., which is filed as Exhibit 10.4 hereto and is incorporated herein by this reference.

The License Agreement contains customary representations and warranties and pre and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability. The foregoing summary description of the terms of the License Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the License Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation ofOfficers

On November 28, 2013 Derek Ward President, CEO and Secretary, Treasurer resigned his positions as Secretary, Treasurer of the Registrant.

On January 24, 2014Derek Ward President, CEO and Director resigned his position as President of the Registrant. Mr. Ward Still remains CEO and a Director of the registrant.

Appointment of Directors and Officers

On November 28, 2013, Mr. Peter Schulhof was appointed  as director of our company and was appointed as Secretary, Treasurer, of our company on November 28, 2013 and appointed President on  January 24, 2014.

On November 28, 2013, Mr. Stewart Irvine was appointed  as director of our company  on November 28, 2013 and appointed COO  on  January 24, 2014.

On January 10, 2014, Mr. Anthony Jackson was appointed  as director of our company and was appointed as CFO of our company on January 10, 2014.

Biographical Information

Peter Schulhof- President, Secretary, Treasurer, Director

Mr. Schulhof was appointed a director and officer on November 28, 2013 and for over the last five years, Peter Schulhof served as Director and Chief Executive Officer of Westridge Resources Inc., a  junior resource company focusing on gold and silver from September 27, 2011 to January 18, 2013 and also served as its President from August 23, 2011 to January 18, 2013.

Mr. Schulhof has, and continues to be, Chief Executive Officer of Six Star Capital since 1999. Six Star Capital has concentrated on teaming, financing and growing, technology and resource based businesses both private and public.

Stewart Irvine-COO, Director

Mr. Irvine was appointed a director and officer on November 28, 2013 and for over the last five years, Mr. Irvine has nearly 30 years experience building profitable, high growth information technology companies.

From 1999 to 2007, he founded and was the president and chief executive officer of Zamage Digital Art Imaging, an on-demand photo-to-art digital printing and framing company. His primary duty and responsibility included overseeing the day to day operations of that company.

In 2007, Mr. Irvine founded, and has since been the Chief Executive Officer Imogo Mobile Technologies Corp., a company that integrates all features needed to work remotely from anywhere in the world with an internet connection. As Chief Executive Officer, Mr. Irvine is responsible for overseeing the company’s overall strategic direction, planning and execution.

He studied business administration at Columbia College and continues to study business programs at the British Columbia Technical Institute (BCIT) and the University of British Columbia (UBC), where Mr. Irvine acquired a diploma in advertising.

Anthony Jackson-CFO, Director

 Mr. Jackson was Appointed a director and officer on January 10, 2014 and for over the last five years, Mr. Anthony Jackson, CA is a Principal at BridgeMark Financial Corp. providing administration, corporate compliance, and financial reporting activities to public and private companies. Mr. Jackson is also founder of Jackson & Company Chartered Accountants assisting private and public companies with full service accounting and tax functions. Prior to his time at Bridge Mark, Mr. Jackson spent a number of years working at Ernst & Young LLP while obtaining his CA designation before moving onto work as a senior analyst at a boutique investment banking firm.

Most recently Mr. Jackson has had extensive experience as a Director and CFO of numerous publicly traded corporations. Mr. Jackson earned a Bachelor of Business Administration degree from Simon Fraser University, and holds the professional designation of Chartered Accountant (CA), where he is a member of the BC and Canadian Institute of Chartered Accountants.

On December 1, 2013, the Company entered in to employment agreements with Peter Schulhof and Stewart Irvine. Each employment agreement provides for a monthly salary of $20,000 per month  andfor the issuance of one million (1,000,000) Class A, Non-Convertible, Non-Redeemable Preferred Shares. Each share shall be entitled to 100 votes for every preferred share held. No shares of preferred stock have been issued as yet.

The foregoing summary description of the terms of the Employment Agreements may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Employment Agreements, this reference is made to such agreement, which is filed as Exhibit 10.2 and 10.3 hereto and is incorporated herein by this reference.

Item 8.01 Other Events

On March 3, 2014, the Board of Directors and the consenting stockholders on March 3, 2014adopted and approved  resolutions to effect an amendment to our Articles of Incorporation to effect a change of our name from “EMPIRICAL VENTURES, INC.” to “GO-PAGE CORPORATION”.

On March 3, 2014,the Board of Directors and the consenting stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to increase the number of shares of authorized common stock from 50,000,000 to 200,000,000.

On March 3, 2014,the Board of Directors and the consenting stockholder adopted and approved a resolution to effect a reverse split on thirty five old shares for one new share (1:35) basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Amended License Agreement*
10.2	Employment Agreement, Peter Schulhof*
10.3	Employment Agreement, Stewart Irvine*
10.4	Addendum to Amended License Agreement**
99.1	Directors Resolution*
99.2	Directors Resolution*
99.3	Directors Resolution*
99.4	Directors Resolution*
99.5	Shareholders Resolution*
* Previously filed
** Filed herewith

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant  has duly  caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRICAL VENTURES, INC.

By: /s/ Peter Schulhof
 -------------------------------
Peter Schulhof, President

Date: April 30, 2014